UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Stock Award

At the Louisiana-Pacific Corporation (LP) Board Meeting held on May 8, 2009, the Compensation Committee approved an award pursuant to the 1997 Incentive Stock Award Plan of 43,573 share of LP’s Common Stock to Mr. Curtis Stevens in recognition of the successful completion of the recent refinancing efforts by the Company.

Approval of 1997 Incentive Stock Award Plan

At the 2009 Annual Meeting of Stockholders on May 7, 2009, the stockholders of the LP approved the 1997 Incentive Stock Award plan (the “Plan”). The description of the Plan is contained under the caption “Item 2 – Approval of Amended and Restated 1997 Incentive Stock Award Plan” and the plan under Appendix A in the Registrant’s Proxy Statement dated May 7, 2009, and is incorporated herein by reference.

Approval of Modified Performance Goals

At the 2009 Annual Meeting of Stockholders on May 7, 2009, the stockholders of the LP approved the modified performance goals under its annual cash incentive award plan (the “Plan”). The description of the Plan is contained under the caption “Item 3 –Approval of Modified Performance Goals under the Annual Cash Incentive Award Plan” in the Registrant’s Proxy Statement dated May 7, 2009, and is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: May 12, 2009